                              MANAGEMENT AGREEMENT
                                     A Class

         This MANAGEMENT AGREEMENT is made and entered into by and between the registered investment companies listed on Exhibit A to this Agreement (the
"Companies"), as of the dates noted on such Exhibit A, and American Century
Investment Management, Inc., a Delaware corporation (the "Investment Manager").

         WHEREAS, the Companies have adopted an Amended and Restated Multiple
Class Plan dated as of September 3, 2002, (as the same may be amended from time to time, the "Multiple Class Plan"), pursuant to Rule 18f-3 of the Investment
Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Multiple Class Plan establishes seven classes of shares of certain series of shares of the Companies: the Investor Class, the Institutional
Class, the Advisor Class , the C Class, the A Class, the B Class and the C Class
II; and

         IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.  Investment Management Services. The Investment Manager shall supervise the investments of the A Class of each series of shares of the Companies contemplated as of the date hereof, and the A Class of such subsequent series of shares as the Companies shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for the A Class of each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of a particular series as a single portfolio.

2.  Compliance With Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

    (a) the Investment Company Act of 1940, as amended (the "1940 Act"), and any rules and regulations promulgated thereunder;

    (b) any other applicable provisions of law;

    (c) the Declaration of Trust or Articles of Incorporation applicable to each of the Companies as amended from time to time;

    (d) the By-Laws of the Companies as amended from time to time;

    (e) The Amended and Restated Multiple Class Plan; and

    (f) the registration statement of the Companies, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

3.  Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of
    Trustees or Board of Directors (collectively, the "Board of Directors") of the Companies, its executive committee, or any committee or officers of the
    Companies acting under the authority of the Board of Directors.

4.  Payment Of Expenses. The Investment Manager will pay all of the expenses of the A Class of each series of the Companies' shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses and the fees and expenses of those Directors who are not "interested persons" as defined in 1940 Act (hereinafter referred to as the "Independent Directors") (including counsel fees) and expenses incurred in connection with the provision of shareholder services and distribution services under the Master Distribution and Individual Shareholder Services
    Plan dated September 3, 2002. The Investment Manager will provide the
    Companies with all physical facilities and personnel required to carry on the business of the A Class of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.  Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the
    Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.  Management Fees.

    (a) In consideration of the services provided by the Investment Manager, the
        A Class of each series of shares of the Companies managed by the
        Investment Manager shall pay to the Investment Manager a per annum management fee (hereinafter, the "Applicable Fee"). The calculation of the Applicable Fee for the A Class of a series is performed as follows:

         (i)      Each series is assigned to one of three categories based on its overall investment objective ("Investment Category"). The
                  Investment Category assignments appear in Exhibit B to this
                  Agreement.

         (ii)     Each series is assigned a fee schedule within its Investment
                  Category in Exhibit C to this Agreement. The Investment
                  Category assets managed by the Investment Manager determines the first component of a series' fee. This fee is referred to as the "Investment Category Fee". The determination of the
                  Investment Category assets is as follows:

                  a)       Money Market Fund Category. The assets which are used
                           to determine the fee for this Investment Category is
                           the sum of the assets of all of the open-end
                           investment company series which invest primarily in
                           debt securities, are subject to Rule 2a-7 under the
                           1940 Act, managed by the Investment Manager and
                           distributed to the public by American Century
                           Investment Services, Inc.

                  b)       Bond Fund Category. The assets which are used to
                           determine the fee for this Investment Category is the
                           sum the assets of all of the open-end investment
                           company series which invest primarily in debt
                           securities, are not subject to Rule 2a-7 under the
                           1940 Act, are managed by the Investment Manager and
                           are distributed to the public by American Century
                           Investment Services, Inc.

                  c)       Equity Fund Category. The assets which are used to
                           determine the fee for this Investment Category is the
                           sum the assets of all of the open-end investment
                           company series which invest primarily in equity
                           securities, are managed by the Investment Manager and
                           are distributed to the public by American Century
                           Investment Services, Inc.

                  (iii)    A fee which is based on the total assets in all of
                           the Investment Categories is determined by the
                           schedule which appears in Exhibit D. This fee is
                           referred to as the series' "Complex Fee".

                  (iv)     The Applicable Fee for a series is the sum of the
                           Investment Category Fee and the Complex Fee.

                  (v)      The assets which are used to compute the Applicable
                           Fee shall be the assets of all of the open-end
                           investment companies managed by the Investment
                           Manager. Any exceptions to this requirement shall be
                           approved by the Board of Directors of the Companies.

    (b) On the first business day of each month, the A Class of each series of shares shall pay the management fee at the rate specified by subparagraph (a) of this paragraph 6 to the Investment Manager for the previous month. The fee for the previous month shall be calculated by multiplying the Applicable Fee for such series by the aggregate average daily closing value of the series' net assets during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

    (c) In the event that the Board of Directors of a Company shall determine to issue a A Class of any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the
        Company and the Investment Manager shall enter into an Addendum to this
        Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.  Continuation Of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Companies, at least annually
    (i) by the Board of Directors of the Companies or by the vote of a majority of the outstanding A Class voting securities of the Companies, and (ii) by the vote of a majority of the Directors of the Companies, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8.  Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the appropriate Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of a Company or by vote of a majority of the outstanding A Class voting securities of such series on 60 days' written notice to the Investment
    Manager.

9.  Effect Of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a trustee, officer or employee of a
    Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. Standard Of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Companies or to any shareholder of the Companies for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. Separate Agreement. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Companies managed by the Investment Manager.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on Exhibit A.

                              American Century California Tax-Free and Municipal Funds
                              American Century Government Income Trust
                              American Century Investment Trust
                              American Century Municipal Trust
                              American Century Quantitative Equity Funds
                              American Century Target Maturities Trust

Attest:

/s/Anastasia H. Enneking                        /s/Charles A. Etherington
Anastasia H. Enneking                           Charles A. Etherington
Assistant Secretary                             Vice President

Attest:                                         American Century Investment Management, Inc.

/s/Anastasia H. Enneking                        /s/David C. Tucker
Anastasia H. Enneking                           David C. Tucker
Assistant Secretary                             Senior Vice President

-------------------------------------------------------------------------------------------------------------------

                                    Exhibit A

         Registered Investment Companies Subject to Management Agreement

Registered Investment Company and Funds                                         Date
---------------------------------------                                         ----

American Century California Tax-Free and Municipal Funds
         California High-Yield Municipal Fund                                   September 3, 2002

American Century Investment Trust
         Prime Money Market Fund                                                September 3, 2002
         Diversified Bond Fund                                                  September 3, 2002
         High-Yield Fund                                                        September 3, 2002

American Century Municipal Trust
         High-Yield Municipal Fund                                              September 3, 2002

Dated:  September 3, 2002

                                    Exhibit B

                          Series Investment Categories

Investment Category                 Series
-------------------                 ------

Bond Funds                          California High-Yield Municipal Fund
                                    High-Yield Municipal Fund
                                    High-Yield Fund
                                    Diversified Bond Fund

Investment Category                 Series
-------------------                 ------

Equity Funds                        none

Investment Category                 Series
-------------------                 ------

Money Market Funds                  Prime Money Market Fund

Dated:  September 3, 2002

                                    Exhibit C

              Investment Category Fee Schedules: Money Market Funds

                                Schedule 1 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.2500%
              Next $1 billion                    0.2070%
              Next $3 billion                    0.1660%
              Next $5 billion                    0.1490%
              Next $15 billion                   0.1380%
              Next $25 billion                   0.1375%
              Thereafter                         0.1370%

                                 Schedule 2 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.2700%
              Next $1 billion                    0.2270%
              Next $3 billion                    0.1860%
              Next $5 billion                    0.1690%
              Next $15 billion                   0.1580%
              Next $25 billion                   0.1575%
              Thereafter                         0.1570%

                                Schedule 3 Funds:
                             Prime Money Market Fund

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.3700%
              Next $1 billion                    0.3270%
              Next $3 billion                    0.2860%
              Next $5 billion                    0.2690%
              Next $15 billion                   0.2580%
              Next $25 billion                   0.2575%
              Thereafter                         0.2570%

                       Category Fee Schedules: Bond Funds

                                Schedule 1 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.2800%
              Next $1 billion                    0.2280%
              Next $3 billion                    0.1980%
              Next $5 billion                    0.1780%
              Next $15 billion                   0.1650%
              Next $25 billion                   0.1630%
              Thereafter                         0.1625%

                                Schedule 2 Funds:
                       California High-Yield Municipal Fund

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.3100%
              Next $1 billion                    0.2580%
              Next $3 billion                    0.2280%
              Next $5 billion                    0.2080%
              Next $15 billion                   0.1950%
              Next $25 billion                   0.1930%
              Thereafter                         0.1925%

                               Schedule 3 Funds:
                                    none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.3600%
              Next $1 billion                    0.3080%
              Next $3 billion                    0.2780%
              Next $5 billion                    0.2580%
              Next $15 billion                   0.2450%
              Next $25 billion                   0.2430%
              Thereafter                         0.2425%

                       Category Fee Schedules: Bond Funds
                                   (continued)

                                Schedule 4 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.6100%
              Next $1 billion                    0.5580%
              Next $3 billion                    0.5280%
              Next $5 billion                    0.5080%
              Next $15 billion                   0.4950%
              Next $25 billion                   0.4930%
              Thereafter                         0.4925%

                                Schedule 5 Funds:
                           High-Yield Municipal Fund
                              Diversified Bond Fund

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.4100%
              Next $1 billion                    0.3580%
              Next $3 billion                    0.3280%
              Next $5 billion                    0.3080%
              Next $15 billion                   0.2950%
              Next $25 billion                   0.2930%
              Thereafter                         0.2925%

                              Schedule 6 Funds:
                               High-Yield Fund

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.6600%
              Next $1 billion                    0.6080%
              Next $3 billion                    0.5780%
              Next $5 billion                    0.5580%
              Next $15 billion                   0.5450%
              Next $25 billion                   0.5430%
              Thereafter                         0.5425%

                      Category Fee Schedules: Equity Funds

                                Schedule 1 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.5200%
              Next $5 billion                    0.4600%
              Next $15 billion                   0.4160%
              Next $25 billion                   0.3690%
              Next $50 billion                   0.3420%
              Next $150 billion                  0.3390%
              Thereafter                         0.3380%

                                Schedule 2 Funds:
                                      none

              Category Assets                    Fee Rate
              ---------------                    --------
              First $1 billion                   0.7200%
              Next $5 billion                    0.6600%
              Next $15 billion                   0.6160%
              Next $25 billion                   0.5690%
              Next $50 billion                   0.5420%
              Next $150 billion                  0.5390%
              Thereafter                         0.5380%

Dated:  September 3, 2002

                                       D-1
                                    Exhibit D

                              Complex Fee Schedule

              Complex Assets                     Fee Rate
              --------------                     --------
              First $2.5 billion                 0.3100%
              Next $7.5 billion                  0.3000%
              Next $15.0 billion                 0.2985%
              Next $25.0 billion                 0.2970%
              Next $50.0 billion                 0.2960%
              Next $100.0 billion                0.2950%
              Next $100.0 billion                0.2940%
              Next $200.0 billion                0.2930%
              Next $250.0 billion                0.2920%
              Next $500.0 billion                0.2910%
              Thereafter                         0.2900%

Dated:  September 3, 2002